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                                                                    EXHIBIT 23.4

                    CONSENT OF FELDHAKE & ASSOCIATES, P.C.,
                              INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 20, 1996, except for Note 11 for which the date is January 27, 1997, with respect to the financial statements of Grand Targhee Incorporated included in the Registration Statement on Form S-4 and related Prospectus of Booth Creek Ski Holdings, Inc. for the registration of $17,500,000 of its 12.5% Series B Senior Notes due 2007.

                                          FELDHAKE & ASSOCIATES, P.C.

Englewood, Colorado
March 20, 1998